Exhibit 21.01

                          SUBSIDIARIES OF THE COMPANY

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
                                      JURISDICTION OF            NAME(S) UNDER WHICH
            SUBSIDIARY+                INCORPORATION          SUBSIDIARY DOES BUSINESS
----------------------------------  ------------------- ------------------------------------
ECA Holdings, Inc.                  Delaware                              *
 ECA Properties, Inc.               Delaware                              *
 CCA of Nebraska, Inc.              Nebraska                              *
  W.S.T. Care, Inc.                 Nebraska            Crestview Care Center
  Quality Care of Lyons, Inc.       Nebraska            Logan Valley Manor
  Quality Care of Columbus, Inc.    Nebraska            Val Morys Care Center
MeritWest, Inc.                     Pennsylvania                          *
 MTC West, Inc.                     Delaware                              *

Community Care of America                               Georgiana Doctors Hospital;
 of Alabama, Inc                    Delaware            Kinsey Clinic; Family Rural
                                                        Medical Clinic; Jeff Voreis,
                                                        M.D., in association with
                                                        Community Care of
                                                        America, Inc.
CCA of Maine, Inc.                  Delaware            Harbor Hill; Windward
                                                        Gardens, Sedgewood
                                                        Commons; Sandy River
                                                        Nursing Care Center; Pine
                                                        Point Nursing Care Center;
                                                        Marshwood Nursing Care
                                                        Center; Woodford Park
                                                        Nursing Care Center; Cedar
                                                        Ridge Nursing Care Center;
                                                        Springbrook Nursing Care Center

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   + Indirect subsidiary is indicated by indentation.

   * Not applicable

   Each subsidiary is wholly-owned by its immediate parent.

   The name of particular subsidiaries which, if considered in the aggregate as a single subsidiary, would not have constituted a significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) as of December 31, 1994 are omitted.